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Fingerhut Receivables, Inc.                                           Fingerhut Master Trust                       Monthly Report
Securityholder's Statement                                                 Series 1998-1                               Jun-98
						                                               Class A          Class B            CTO           Class D         Total
(i)   Security Amount                           337,500,000.00   51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                      0.00            0.00              0.00                             0.00
(iii) Security Interest Distributed               1,707,187.50      268,037.87        330,151.10                     2,305,376.47

Security Principal Distributed per $1,000            0.0000000       0.0000000         0.0000000
Security Interest Distributed per $1,000             5.0583333       5.2416667         5.3802083
(iv) Principal Collections                       24,855,695.98    3,765,987.76      4,519,244.23    4,519,244.23    37,660,172.20
(v)  Finance Collections                          8,380,666.13    1,269,788.87      1,523,766.51    1,523,766.51    12,697,988.02
      Recoveries                                  1,220,651.58      184,945.89        221,937.97      221,937.97     1,849,473.40
      Defeasance Funding Acct Earnings                    0.00            0.00              0.00            0.00             0.00
       	 Total Finance Collections                9,601,317.71    1,454,734.76      1,745,704.47    1,745,704.47    14,547,461.42
       	 Total Collections                       34,457,013.69    5,220,722.52      6,264,948.70    6,264,948.70    52,207,633.62
(vi) Aggregate Amount of Principal Receivables                                                                   1,211,283,244.15
      Invested Amount (End of Month)            337,500,000.00   51,136,000.00     61,364,000.00   61,364,000.00   511,364,000.00
      Floating Allocation Percentage               27.8630124%      4.2216385%        5.0660323%      5.0660323%      42.2167154%
      Invested Amount (Beginning of Month)      337,500,000.00   51,136,000.00     61,364,000.00   61,364,000.00   511,364,000.00
      Average Daily Invested Amount                                                                                511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                            77.40% 1,241,860,292.40
       30 Days to 59 Days                                                                                  5.94%    95,293,062.04
       60 Days to 89 Days                                                                                  3.30%    52,983,446.13
       90 Days and Over                                                                                   13.36%   214,402,024.65
       	Total Receivables                                                                                100.00% 1,604,538,825.22
(viii) Aggregate Investor Default Amount                                                                             8,779,489.29
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                             22.38%
(ix)  Security Charge-Offs                                0.00            0.00             0.00            0.00              0.00

(x)   Servicing Fee                                 517,808.22       78,455.23         94,147.51       94,147.51       784,558.47

(xi)  Pool Factor                                     1.000000        1.000000          1.000000

(xii) Unreimbursed Redirected Principal Collections                   0.000000          0.000000        0.000000             0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
(xiv) CTO Trigger Event Occurrence                                                                                           None
       CTO Reserve Amount                                                                                                     N/A
(xv) Number of New Accounts Added to the Trust                                                                            105,499
(xvi) Revolving Receivables Reserve Account Balance                                                                   $500,000.00
(xvii) Defeasance Funding Account Balance                                                                                    0.00
Average Net Portfolio Yield                                                                                                14.70%
Minimum Base Rate                                                                                                           8.15%
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